UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 28, 2025

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or Other Jurisdiction of) Incorporation	(Commission File Number)	(IRS Employer Identification No.)

15 Secor Road, Brookfield, CT	06804
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 28, 2025, Photronics, Inc. (the “Company”) issued a press release reporting second quarter fiscal 2025 results.

On May 28, 2025, the Company will conduct a conference call with respect to its financial results and other matters during which it will also disclose a slide presentation.

A copy of the press release is furnished as Exhibit 99.1 to this report and a copy of the slide presentation is furnished as Exhibit 99.2 to this report. The information contained in this Item 2.02 and the attached Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2025, Dr. Frank Lee informed the Photronics, Inc. Board of Directors of his plans to retire in the next year or two. In order to prepare for this transition, effective with the earnings release on May 28, 2025, Dr. Lee has stepped down from his role as CEO of Photronics, Inc. but will continue to focus on the company’s Asia operations and will remain Chairman and President of the Company's PDMC subsidiary in Taiwan, while also remaining on the Photronics, Inc. Board of Directors. Mr. George Macricostas will simultaneously assume the role of Chief Executive Officer of Photronics, Inc., while remaining Chairman of the Board. Mr. Macricostas has been a member of the Company’s Board of Directors since 2002, and was appointed to the position of Executive Chairman on January 6, 2025.

Mr. Macricostas, age 55, is an investor and entrepreneur. He was a Founder, Chairman and CEO of RagingWire Data Centers, Inc., a provider of mission critical data center colocation facilities, which is where the “Cloud” lives. Mr. Macricostas guided the company through an 80% sale to NTT of Japan in 2014 and completed the sale in 2018. Mr. Macricostas has over 30 years of technical and business management experience in business operations and information technology. From 2006, Mr. Macricostas has served as a director of the Jane Goodall Institute, a non-profit organization. Previously, he was a senior vice president at Photronics, Inc., where he was responsible for all aspects of the company’s IT infrastructure. Mr. Macricostas also serves as a Board Member of the Macricostas Family Foundation, a non-profit organization that funds philanthropic, educational and environmental causes. Mr. Macricostas brings industry, risk management, leadership and business experience to the Board. Mr. Macricostas is the son of Constantine ("Deno") Macricostas, the founder of Photronics, Inc., who also serves on the Photronics, Inc. Board of Directors.

The Company intends to amend its existing Employment Agreement with Mr. Macricostas to reflect his role as Chief Executive Officer on terms to be agreed with the Compensation Committee, which will be the subject of further disclosure upon execution.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated May 28, 2025.
99.2	Photronics Q2 2025 Financial Results Conference Call May 28, 2025 slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Christopher J. Lutzo
		Name:	Christopher J. Lutzo
		Title:	Vice President,
General Counsel and Secretary

Date:	May 28, 2025